AMENDED AND RESTATED OPHTHALMOLOGY
                        DEVELOPMENT & LICENSE AGREEMENT



                                    between



                             PHARMACIA & UPJOHN AB



                                      and



                         MIRAVANT MEDICAL TECHNOLOGIES



                                  June 8, 1998

     THIS AMENDED and RESTATED OPHTHALMOLOGY DEVELOPMENT AND LICENSE AGREEMENT (the "Agreement") is made and entered into as of June 8, 1998, by and between PHARMACIA & UPJOHN AB, a company organized and existing under the laws of Sweden, (hereinafter referred to as "P&U AB"), and MIRAVANT MEDICAL TECHNOLOGIES, INC., a company organized and existing under the laws of the state of Delaware, with its head offices at 7408 Hollister Avenue , Santa Barbara, California 93117, U.S.A. (hereinafter referred to as "Miravant")

                                WITNESSETH THAT:

     WHEREAS, P&U AB is a pharmaceutical company doing research, development and marketing of pharmaceutical products;

     WHEREAS, Miravant is a pharmaceutical and medical device company that, using its proprietary technology and know-how, has developed and will continue to develop, on its own or in collaboration with third parties, photoreactive drugs and related light devices for the diagnosis and treatment of a wide variety of diseases;

     WHEREAS, Pharmacia & Upjohn S.p.A., an Italian corporation and affiliate of P&U AB ("P&U SpA"), and Miravant entered into that certain Development and License Agreement, dated July 1, 1995 (the "SPA License Agreement"), under which P&U SpA was granted certain licenses under Miravant's technology for use in the Field of oncology, dermatology and urology; and the SPA License Agreement was amended on July 10, 1996 to include a sublicense to P&U AB for use in the field of ophthalmology;

     WHEREAS, on the date hereof, P&U SpA and Miravant have amended the SPA License Agreement, under which, among other changes, P&U SpA's license will be limited to the Field of oncology and urology; and Miravant and P&U AB have agreed to continue such arrangement directly by entering into this separate Agreement for the field of ophthalmology;

     NOW, THEREFORE, in consideration of the above premises and the covenants contained herein, the parties hereto agree as follows:

                             ARTICLE 1 - DEFINITIONS



The following capitalized terms used herein shall have the meanings set forth below:

     1.1 Affiliate. "Affiliate" shall mean, with respect to any specified party, any person or entity that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the party specified. For purposes of this definition, "Control" including with correlative meanings, the terms "controlled by" and "under common control with" means ownership directly or indirectly of more than fifty percent (50%) of the equity capital having the right to vote for election of directors (or in the case of an entity other than a corporation, the equivalent management authority).

     1.2 Agreement. "Agreement" shall mean this Amended and Restated Development and License Agreement.

     1.3 Clinical Tests. "Clinical Tests" shall mean any tests, performed on humans in preparation and support of regulatory submissions.

     1.4 Development Program. "Development Program" shall mean the program to be conducted by Miravant and P&U AB to develop Product (as hereinafter defined) and obtain regulatory approvals for the sale of Product in the Territory (as hereinafter defined) in accordance with the provisions of Article 4 hereof.

     1.5 Effective Date. The term "Effective Date" shall mean May 19, 1998.

     1.6 FDA. "FDA" shall mean the United States Food and Drug Administration or the equivalent governmental authority in any other country, or any successor agency having the administrative authority to regulate the approval for testing or marketing of human pharmaceutical or biological medical products and/or medical devices.

     1.7 Field. "Field" shall mean the field of Ophthalmology.

     1.8 Gross Sales. "Gross Sales" shall mean the final gross invoiced price from the sale of Product by P&U AB and its Affiliates or Sublicensees; provided, that Gross Sales shall exclude sales of Product intended for resale between P&U AB and its Affiliates and Sublicensees. Gross Sales from the sale of the Product in Eastern Europe, the Middle East, Africa and Central America by Sublicensees which are not Affiliates of P&U AB shall be measured by the F.O.B. invoiced price from P&U AB or one of its Affiliates to such distributors.

     1.9 GCP. "GCP" shall mean current "good clinical practices" for carrying out clinical studies in humans as set forth in regulations promulgated by the FDA, as such may be amended from time to time or, where appropriate, the equivalent regulations promulgated by the equivalent governmental authority in any other country.

     1.10 GLP. "GLP" shall mean current "good laboratory practices" for conducting nonclinical laboratory studies as set forth in regulations (21 CFR
Part 58) promulgated by the FDA, as such may be amended from time to time or, where appropriate, the equivalent regulations promulgated by the equivalent governmental authority in any other country.

     1.11 GMP. "GMP" shall mean current "good manufacturing practices" for the preparation of drug products as set forth in regulations (21 CFR Parts 210 and
211) promulgated by the FDA, as such may be amended from time to time, or where appropriate, the equivalent regulations promulgated by the equivalent governmental authority in any other country.

         1.12 IND. "IND" shall mean all governmental approvals required to commence clinical testing in humans, including an "investigational new drug application" submitted to the FDA under 21 CFR ss.312 for the purpose of conducting clinical investigations of Product or the equivalent in any other country.

     1.13 Light Devices. "Light Devices" shall mean the instruments that produce, deliver or measure light for use with Product.

     1.14 Major Countries. "Major Countries" shall mean the ***** and *****.

     1.15 Major Indication. "Major Indication" shall mean the indications in the Field as set forth in Schedule 1.15.

     1.16 Minor Indication. "Minor Indication" shall mean the indications in the Field as set forth in Schedule 1.16.

***** Confidential Treatment Requested

     1.17 Net Sales. "Net Sales" shall mean Gross Sales less the following: trade, cash and quantity discounts; returns, normal trade allowances, charge-backs, federal, state, or other governmental rebates and adjustments; taxes on the sale or transportation of the Products absorbed by P&U AB.

     1.18 *****

     1.19 New SnET2. "New SnET2" shall mean the Photodynamic Therapy drug designated by Miravant as tin ethyl etiopurpurin in any formulation or strength, other than SnET2 (as defined in Section 1.28).

     1.20 NDA. "NDA" shall mean all approvals (including, where applicable, pricing and reimbursement) to sell a pharmaceutical product in any country, including a "New Drug Application" or other premarket approval application for Product, and any supplement or abbreviated application relating thereto, submitted to the FDA or the equivalent in any other country.

     1.21 Operating Committee. "Operating Committee" shall mean the committee appointed pursuant to the provisions of Section 4.2 hereof.

     1.22 Other Indications. "Other Indications" shall mean the indications in the Field set forth in Schedule 1.22.

     1.23 Out-of-Pocket Expenses. "Out-of Pocket Expenses" shall mean actual expenses, including expenses for outside consultants and CRO's, in relation to Product paid after the Effective Date by Miravant or its Affiliates to third parties who are not Affiliates of Miravant.

     1.24 Patent Rights. "Patent Rights" shall mean all patent applications, as well as continuation, divisional or continuation-in-part applications, and all patents issuing therefrom, including reissue or reexamination patents, containing at least one claim covering Product, its use or sale, and only to the extent such Patent Rights are directed to Product, which are now or hereafter owned or acquired by Miravant or any of its Affiliates, or licensed to Miravant or any of its Affiliates, and all extensions and supplementary protection certificates relating thereto. Patent Rights licensed to Miravant will only be granted to P&U AB to the extent permitted by Miravant's license agreement and P&U AB will do nothing to disturb such agreement.

     1.25 Photodynamic Therapy. "Photodynamic Therapy" shall mean the technique of diagnosis and/or treatment of abnormal or normal biological or medical conditions, either in-vivo or ex-vivo, through the use of drugs activated by any type of electromagnetic radiation or magnetic field.

     1.26 Preclinical Tests. "Preclinical Tests" shall mean any nonhuman tests performed in preparation and support of regulatory submissions.

     1.27 Product. "Product" shall mean pharmaceutical products for Photodynamic Therapy containing tin ethyl etiopurpurin as the active drug substance and any isomers and derivatives thereof, in any formulation, whether SnET2 (as defined in Section 1.28) or New SnET2 (as defined in Section 1.19).

     1.28 SnET2. "SnET2" shall mean the Photodynamic Therapy drug designated by Miravant as tin ethyl etiopurpurin in the injectable lipid emulsion formulation, strength and unit dosage form being tested in clinical trials as of the Effective Date.

     1.29 Steering Committee. "Steering Committee" shall have the meaning set forth in Section 4.2.

     1.30 Sublicensee. "Sublicensee" shall mean a third party to whom P&U AB or any of its Affiliates has granted, in whole or in part, the right to market or comarket the Product in one or more countries in the Territory and who performs selling activities such as invoicing customers in one or more countries in the Territory.

     1.31 Technology. "Technology" shall mean all information and data, including, but not limited to, technical, pharmacological, toxicological and clinical information, know-how, inventions and improvements possessed by Miravant as of the Effective Date or generated or obtained by Miravant during the term of this Agreement relating to the registration, manufacture, use or sale of Product, in each case to the extent Miravant has the right to provide the same to P&U AB hereunder; provided, that "Technology" shall not include any such information or data regarding the design or manufacture of any Light Device.

     1.32 Territory. "Territory" shall mean the entire world.

     1.33  Unit.  "Unit"  shall  mean   *****

***** Confidential Treatment Requested

     1.33 Schedules. The Schedules which are attached to this Agreement and which are herein incorporated, are as follows:

                  Schedule                        Description

                  1.15                            Major Indications
                  1.16                            Minor Indications
                  1.22                            Other Indications
                  3.3                             Key Countries


                        ARTICLE 2 - INTENTIONALLY OMITTED

                     ARTICLE 3 - LICENSE GRANT AND ROYALTIES

     3.1 License. Subject to the terms of this Agreement, Miravant hereby grants to P&U AB and P&U AB's Affiliates an exclusive worldwide, royalty-bearing, license under the Patent Rights and the Technology, not to mean devices, to use, distribute and sell Product for diagnosis or treatment in the Field in the Territory. P&U AB may sublicense, totally or in part, the license rights granted under this Section 3.1; provided, that (i) P&U AB must notify Miravant in writing of any such sublicense at least thirty (30) days in advance; (ii) P&U AB remains responsible to Miravant for all contractual obligations of the Sublicensee, including, but not limited to, payment of royalties, keeping of records and reporting of sales, as if the Sublicensee's sales were P&U AB's sales; and (iii) the Sublicensee agrees to be bound by the terms of this Agreement to the same extent as P&U AB to the extent applicable to the Sublicensee.

     3.2 Term of License. With respect to Product, the license rights granted under Section 3.1 shall remain in effect in each country in the Territory for the duration of the Patent Rights or for a period of ten (10) years from the first commercial sale of Product on a country-by-country basis, whichever shall be longer. After this period, P&U AB shall have an irrevocable, fully paid-up, nonexclusive license under the Technology in such country.

     3.3 Milestone Payments. For Major and Minor Indications, P&U AB shall pay Miravant only the following sums upon achievement of the stated milestones:

     (i) if, after conducting ***** for any Major and Minor Indication, the Operating Committee decides to proceed with ***** for such indication *****, P&U AB shall pay Miravant: ***** for each Major Indication (or, in the case of *****; and ***** for each Minor Indication; provided, that in the event ***** are not required for any indication and the Operating Committee decides to proceed with *****, P&U AB shall not owe Miravant a ***** milestone payment for each such indication;

     (ii) for each Major and Minor Indication, at ***** in one or more of the Key Countries listed in Schedule 3.3, P&U AB shall pay Miravant ***** for each Major Indication so approved, and ***** for each Minor Indication so approved.

     (iii)P&U AB shall not owe Miravant any milestone payments for Other Indications in Ophthalmology.

     3.4  Royalties.  P&U AB shall,  for the term of the  license  specified  by
Section 3.2, pay Miravant royalties on Net Sales of such Products to third parties at the rate of ***** on total Net Sales of Product ***** per calendar year, and a royalty of ***** on the part of total Net Sales of such Products ***** per calendar year, *****

     3.5 Sublicense Fees. P&U AB shall pay Miravant ***** of any up-front or lump-sum fees received by P&U AB in consideration of the grant of a sublicense to Product, other to an Affiliate.

     3.6 Payment of Milestone Payments and Out-of- Pocket Expenses. All amounts of money due pursuant to Section 3.4 and for the payment of Out-of-Pocket Expenses described in Article 4 shall be paid to Miravant or its designated Affiliate within thirty (30) days from receipt by P&U AB of the relevant Miravant invoice.

     3.7 Payment of Royalties. The royalties due pursuant to Section 3.4 shall be reported quarterly within thirty (30) days after March 31, June 30, September 30 and December 31. Such royalties shall be paid to Miravant or its designated Affiliate semi-annually within sixty (60) days after June 30 and December 31 of each calendar year. Each payment to Miravant or its designated Affiliate shall be accompanied by a report containing sufficient information to enable Miravant or its designated Affiliate to verify the accuracy of the calculation of Net Sales on which such payment was based during the payment period, including a statement of Gross Sales and Net Sales and a reconciliation of the credits, allowances, rebates and other deductions contemplated by Section 1 .14 to calculate Net Sales from Gross Sales.

***** Confidential Treatment Requested

     3.8 Payment of Royalties, Fees, and Expenses. The milestone payments specified by Section 3.3 herein shall be paid to Miravant in US dollars. For the purpose of converting and paying royalties, Out-of-Pocket Expenses and sublicense fees specified by Section 3.5 herein, monies shall be first computed in the currency of the country where the sales took place or the expense was incurred, and then, unless another currency is designated by Miravant, converted into US dollars at the most favorable buying exchange rates prevailing on the day P&U AB converts the local currency into US dollars for payment to Miravant.

     3.9 P&U AB Ceases to Market or Sell Product. Unless otherwise mutually agreed to by the parties and provided that a particular Product is sold or is to be sold in a Major Country by one entity only, be it P&U AB or its Affiliate or a Sublicensee, should P&U AB or its Affiliates or Sublicensees cease to market or sell a Product in that Major Country or fails to launch a particular Product in that Major Country within ***** from the occurrence of the latest to occur of the following events (if applicable in such Major Country): (i) issuance of Product's NDA approval in that country, (ii) governmental price approval, (iii) reimbursement of the social security (if any), and (iv) NDA approval of all relevant Light Devices, P&U AB shall have no further rights to the Product in that country nor shall P&U AB have any further obligations for the Product in that country, except such obligations which accrued prior to divestment from P&U AB of rights to the Product. In the event rights to a Product are divested from P&U AB in any country pursuant to this Section 3.09 and upon Miravant's request, P&U AB shall immediately transfer the NDA approval in that country to Miravant or to an appointee of Miravant, provide to Miravant all data in P&U AB's possession or control relating to that Product and take all such other actions as are necessary or useful to permit Miravant to obtain regulatory approvals to market Product in such country. If P&U AB fails to comply with the foregoing within thirty (30) business days after such Miravant request, P&U AB hereby irrevocably appoints Miravant as its attorney-in-fact to secure the transfer of the NDA approval to Miravant. Miravant shall market the Product under its own tradenames or brands and shall not use P&U AB's tradenames or brands. Failure by P&U AB to launch a Product or interruption of marketing or sale of a Product pursuant to this Section 3.09 shall not be considered a breach of this Agreement within the meaning of Article 10. For the avoidance of doubt, it is understood between the parties hereto that the provision of this Section 3.09 shall not apply in the even that P&U AB or its Affiliates or Sublicensees cease to sell a Product in a Major Country for reasons related to the safety and efficancy of a Product.


     3.10 Books and Records. P&U AB shall keep, and shall cause its Affiliates and Sublicensees to keep, complete and accurate books of accounts and other records, for a period of ***** from the relevant sale, containing sufficient detail as may be necessary for Miravant to properly ascertain and verify the royalties payable to it hereunder in accordance with generally accepted accounting principles. Upon Miravant's request, P&U AB shall permit an independent certified accountant selected by Miravant (except one to whom P&U AB has some reasonable objection) to have access once each year during ordinary business hours to such P&U AB records as may be necessary to determine the correctness of any report and payment made under this Agreement. If the audit shows that P&U AB has underpaid any royalties by ten percent (10%) or more, for any period covered by the audit, P&U AB shall, in addition to immediately remitting to Miravant the amount of underpayment, pay for the cost of such audit. In the event the audit shows that P&U AB has overpaid any royalties due pursuant to Section 3.4, P&U AB shall be allowed to deduct the amount of such overpayment from the next semiannual royalty payment due to Miravant.

     3.12 Reimbursement. Prior to the date hereof, P&U AB paid to Miravant the sum of Five Hundred Thousand US Dollars ($500,000), as reimbursement for prior expenses incurred by Miravant in the development of SnET2 for the Field.

***** Confidential Treatment Requested

               ARTICLE 4 - STRATEGIC PLAN, DEVELOPMENT AND FUNDING

     4.1 Strategic Plan. The parties have developed a written plan in respect to the Field of Ophthalmology, dated as of January 1998. This plan shall be called the " Strategic Plan".

     4.2 Operating Committee. The details of the planning, direction and activities to be conducted under the Strategic Plan are under the coordination of an Operating Committee consisting of ***** members. *****. Each of the parties shall have ***** representatives on the Operating Committee. Responsibilities of the Operating Committee shall be limited to recommendation of additions and deletions to the indications to the Strategic Plan, amendment and approval of the Development Program including schedules and budgets, approval of protocols for Clinical Tests, and review and approval of publications and presentations related to Product. If the Operating Committee recommends to add any indication, it shall also determine whether it is a Major, Minor or Other Indication, based on criteria including but not limited to, ***** and *****. Any addition or deletion of an indication shall be made by the parties as an amendment of this Agreement. Each party may replace any of its respective members without the consent of the other party. In addition to the Operating Committee, there will be a steering committee which will be composed of ***** members, ***** from Miravant and ***** from P&U (the "Steering Committee"). The Steering Committee will be convened in the event of a deadlock between the members of the Operating Committee. In the event that the Steering Committee is deadlocked, then P&U will have the deciding vote. The Steering Committee will include senior executives from both P&U and Miravant.

     4.3 Voting. Each member of the Operating Committee shall have one (1) vote and all decisions of the Operating Committee shall require a majority vote.

     4.4 Reporting of Results. Within ten (10) days after March 31 and September 30 of each year, each party shall provide the other party with a detailed progress report on its implementation of the Strategic Plan, including experimental results and Phase I, Phase II and Phase III Clinical Test data. The parties shall also consult periodically and at such times as determined by the Operating Committee

     4.5 Preparation of IND. Miravant shall be responsible for preparing and filing in its own name any IND necessary for conducting Clinical Tests to be performed under the Strategic Plan; provided, that in the event Miravant cannot hold an IND in its own name in a country, the parties shall mutually agree how to proceed.

     4.6 SnET2 for Ophthalmology. Unless otherwise determined by the parties, Miravant shall be responsible for conducting all necessary Preclinical Tests and Phase I and Phase II Clinical Tests for SnET2 to be used in any indications in the Field. The Out-of-Pocket Expenses associated with Preclinical Tests, Phase I and Phase II Clinical Tests being conducted by Miravant on the Effective Date, or conducted by Miravant thereafter, shall be reimbursed by P&U AB; provided, that these studies were conducted in accordance with the protocols and budget approved by the Operating Committee. Miravant shall be responsible for conducting Phase III Clinical Tests of SnET2 in the United States, and P&U AB shall reimburse Miravant for all Out of Pocket Expenses so incurred; provided, that these studies were conducted in accordance with the protocols and budgets approved by the Operating Committee. P&U AB will be responsible for conducting Phase III Clinical Tests of SnET2 in the rest of the world. P&U AB shall be responsible for conducting all post-NDA approval studies which may be necessary. The Operating Committee has the right to determine, in its reasonable judgment, whether to proceed to Phase III Clinical Tests for any indication in the Field. All Clinical Tests shall be conducted in accordance with the protocols approved by the Operating Committee. Miravant shall supply to P&U AB SnET2 and Light Devices to enable P&U AB to carry out such Phase III Clinical Tests conducted by it. The actual costs of SnET2 and Light Devices for all Clinical Test phases shall be shared equally by the parties hereto.

     4.7 New SnET2 for any Indication. Miravant shall be responsible for conducting all necessary Preclinical Tests and Phase I and Phase II Clinical Tests for any New SnET2 for any indication in the Field. The Out-of-Pocket
Expenses associated with such Preclinical Tests and Phase I and Phase II Clinical Tests shall be reimbursed by P&U AB; provided, that these studies have been conducted in agreement with the Operating Committee. P&U AB shall be responsible for conducting, and shall bear all cost associated with, Phase III Clinical Tests of New SnET2 for any indication, as well as for all post-NDA approval studies which may be necessary; provided, that the Operating Committee has the right to determine, in its reasonable judgment, whether to proceed to Phase III Clinical Tests of New SnET2 for any indication. Miravant shall supply to P&U AB New SnET2 and Light Devices to enable P&U AB to carry out Phase III Clinical Tests required to support an NDA for New SnET2. The actual costs of New SnET2 and Light Devices for all Clinical Test phases will be shared equally by the parties hereto.

***** Confidential Treatment Requested

     4.8 Submission of NDA. P&U AB shall be responsible for assembling the information supplied by Miravant to prepare each NDA for a Product and to submit it to the concerned health authorities of the Territory. All such NDAs shall be filed in the name of, and shall remain the sole and exclusive property of, P&U AB, subject to Section 3.9 hereof. Before an NDA is submitted to the concerned health authorities, it shall be reviewed and approved by the Operating Committee. If P&U AB does not file an NDA for the United States within nine (9) months after its receipt of all investigator reports, clinical data, and other information required to be submitted in an NDA, Miravant may prepare the NDA and submit it under P&U AB's name, unless such delay was not caused by the lack of diligent efforts by P&U AB.

     4.9 Audit of Out-of-Pocket Expenses. Miravant shall keep, or cause its Affiliates to keep, complete and accurate records of Out-of-Pocket Expenses in sufficient detail for P&U AB to verify the accuracy of any invoices submitted to P&U AB by Miravant for payment of Out-of-Pocket Expenses pursuant to Section 4.6 and 4.7. P&U AB shall have the right to audit such records on an annual basis, using an independent certified accountant, at a date and time acceptable to Miravant during normal business hours. If as a result of the audit, it is determined that P&U AB has been overcharged by Miravant during a calendar year by more than ten percent (10%) of the actual expenses, Miravant shall pay for the cost of the audit, and P&U AB shall, at its discretion, either deduct the amount of the overcharge from the next semiannual royalty payment or take a credit against payment of future invoices for Out-of-Pocket Expenses.



                        ARTICLE 5 - DUTIES OF THE PARTIES

     5.1 Promotion and Customer Service. As Miravant's exclusive licensee for Product in the Territory, P&U AB agrees to use all reasonable efforts to introduce, promote, market and sell Product in the Territory. P&U AB shall maintain adequate facilities, Product inventory and personnel to ensure prompt handling and servicing of customers' inquiries and orders and prompt shipment and servicing of Product.

     5.2 Care of Product. P&U AB shall comply with all applicable regulatory requirements regarding acceptable methods for the care, handling, storage and shipment of Product. Each party hereby agrees that it shall promptly provide to the other, on request, all information known to it which is necessary for compliance with the applicable laws and regulations concerning the care, handling, storage, labeling, packaging and shipment of Product.

     5.3 Exclusive. During the term of this Agreement, unless otherwise agreed to by Miravant, P&U AB shall not, directly, or indirectly, develop or sell other Photodynamic Therapy drugs for use in the Field. P&U AB agrees that it shall secure the same agreement from its Affiliates and Sublicensees. Clayton's rights under Section XI of the Clayton/Miravant Contract, dated 31st August 1994 (as such terms are defined in Section 7.1), are expressly excluded from the provisions of this Section 5.3.

     5.4 Authorization. P&U AB and Miravant each warrant that it has the legal capacity to enter into this Agreement and that it has secured all necessary approvals.

     5.5 Obligations to Miravant's Licensor. To the extent relating to Patent Rights or Products in the Field, P&U AB agrees to undertake all sublicensee obligations set forth in any license agreement between Miravant and third parties which was fully disclosed to P&U AB on or prior to July 10, 1996.

     5.6 Sale of Product by Miravant. Subject to the terms of this Agreement, while the license granted to P&U AB under Article III hereof with respect to any Product is in effect in any country in the Territory, Miravant shall not license or appoint any other licensee, distributor or marketing representative in or for such country for such Product in the Field, sell such Product in or for use in such country, nor accept orders for such Product from purchasers located within such country or from any purchasers Miravant has reason to believe will sell such Product within or for use in such country except as provided for in Section 3.9.

     5.7 Right to License Patent Rights, Product and Technology. Miravant hereby represents and warrants that it owns or has rights to use the Technology and Patent Rights described herein, and that it has the right to grant sublicenses under any license to SnET2 or covering Product held by Miravant.

     5.8 Access to Information Relating to Light Devices. Both parties agree to provide the other with access to information or data relating to Light Devices which either party may need for regulatory approval to market Product in the Field and which Miravant may need for regulatory purposes for products other than Product in the Field.

     5.9 Access to Light Devices. The parties mutually acknowledge that an essential feature of the development of Product for marketing hereunder is access by P&U AB to Light Devices. Miravant agrees that it shall undertake all necessary action to enable P&U AB to access Light Devices and to insure that P&U AB has continued access to Light Devices during the term of the license rights specified by Section 3.2.

     5.10 Compliance with Applicable Law. In exercising the rights and in carrying out the duties and obligations set forth in this Agreement, each party represents and warrants that it shall comply with all applicable state, federal and country laws or rules. Each party further represents and warrants that it shall comply with all applicable rules and regulations governing the manufacture, distribution, promotion, marketing and sale of Product in the Territory and that it shall specifically comply with GLP's, GCP's, GMP's or other equivalent regulatory requirements of any country. Unless otherwise disclosed, Miravant represents and warrants that all studies which were done prior to the Effective Date and which are included in the IND or NDA for KS and/or BCC have been conducted in accordance with GLP's, GCP's, and GMP's where applicable.

     5.11 Duty to Develop Product. Each party agrees that it shall use reasonable efforts to develop Product in the Field in accordance with the Strategic Plan.

     5.12 Patent Filing, Prosecution and Maintenance. Miravant shall be responsible for all decisions relating to and all costs associated with preparing, filing, prosecuting and maintaining Patent Rights. Miravant shall timely notify P&U AB about each patent application filed which relates to Product, its progress and subsequent disposition. Miravant shall not voluntarily abandon or forfeit any Patent Rights, without the prior approval of P&U AB, such approval shall not be unreasonably withheld or delayed.

     5.13 Miravant's Representations. Miravant hereby represents and warrants that:

     (i) It is not party to any agreement, arrangement or understanding with any third party which in any material way conflicts with its ability to fulfill any of its obligations under this Agreement.

     (ii) It will not knowingly commit any material act or fail to take any act which would cause a material omission or permit any acts or omissions to occur which would be in conflict with its obligations under this Agreement or diminish in any material respect the potential scope of the grant of rights to P&U AB under this Agreement.

     (iii)It has no knowledge that the license rights granted to P&U AB with respect to the Product shall not be subject to any material retained rights of any state, federal or foreign government or governmental entity, except for the rights of the United States government under the Bayh-Dole Act and except as disclosed to P&U AB prior to July 10, 1996.

     (iv) It has no knowledge that making, using or selling any Products (alone or in combination with any Light Devices) may infringe the patent rights of any third party nor does it have any knowledge that any third party is infringing the Patent Rights.

     (v)  It has no  agreement,  understanding  or  undertaking,  with any third
          parties   regarding  the  ownership  or   disposition   of  tin  ethyl
          etiopurpurin, isomers and derivatives thereof or any Product.



                     ARTICLE 6 - *****

     6.1 *****

     6.2 *****

     6.3 *****

     6.4 *****

***** Confidential Treatment Requested

                          ARTICLE 7 - SUPPLY OF PRODUCT

     7.1 Commercial Supply of Product. P&U AB shall purchase from Miravant, and Miravant shall supply P&U AB, all of P&U AB's requirements of Product in finished form to be sold by P&U AB in the Territory. P&U AB acknowledges that Miravant has a Development and Commercial Supply Contract with Pharmacia & Upjohn Co., which has a production facility at Clayton, N.C. ("Clayton"), to manufacture certain formulations of Product (the "Clayton Agreement"). Miravant's obligations to supply P&U AB with Product are dependent upon Clayton fulfilling its obligations to Miravant.

     7.2 Commercial Transfer Price. The "Transfer Price" for Product supplied to P&U AB by Miravant shall be equal to the sum of the following:

     (i)  *****

     (ii) *****

     7.3 *****

     (i)  *****

     (ii) *****

          a.   *****

          b.   *****

*****

     7.4 Clinical Supply of Product. Miravant shall supply P&U AB all of P&U AB's requirements of Product for use in Clinical Tests. The parties shall share equally the costs of such Product.

     7.5 Ownership of Trademarks. P&U AB shall own all trademarks, logos and/or trade dress which it registers for use or otherwise uses in connection with Product.



                     ARTICLE 8 - REGULATORY RESPONSIBILITIES

     8.1 Complaints. Miravant and P&U AB shall share with each other all data on complaints in respect of Product subject to this Agreement including, but not limited to, complaints or information regarding performance or allegations or reports of any effects on a patient from use of such Product, as soon as such data is available. To the extent that it has knowledge thereof, each party shall promptly notify the other in writing of any defect in, or condition of, Product subject to this Agreement which may cause any such Product to violate the applicable laws and regulations of any country in the Territory where such Product is being sold by P&U AB.

     8.2 Recall. In the event of a total or partial recall of Product sold by Miravant to P&U AB under this Agreement, whether voluntary or mandated by law, the parties agree to cooperate fully to effect the recall. In the event such recall results from the gross negligence or willful misconduct of Miravant, Miravant shall bear all the expenses associated with such recall. In the event such recall results from the gross negligence or willful misconduct of P&U AB, P&U AB shall bear all the expenses associated with such recall. If any recall results without gross negligence or willful misconduct of either party, then Miravant and P&U AB shall equally bear the expenses of such recall. P&U AB agrees to maintain adequate sales and service records to enable it to carry out any Product recall and to conduct such recall.

     8.3 Adverse Reactions. Each party shall be responsible for maintaining such records and making such reports as may be required in connection with any regulatory approval held by the party. Each party shall immediately inform the other of all adverse drug experience reports and other information relating to the safety or effectiveness of product which come to its attention.

***** Confidential Treatment Requested

                   ARTICLE 9 - PUBLICATION AND CONFIDENTIALITY

     9.1 Publication. At least thirty (30) days prior to the time either party submits any data or articles related to Product or Technology for publication or presentation, the proposed publication or presentation must be sent to the Operating Committee for review and clearance. If the Operating Committee so decides, such publication or presentation can be delayed as long as necessary to preserve US or foreign patent or other property rights.

     9.2 Disclosure. Miravant shall disclose to P&U AB from time to time all information relating to the Patent Rights, Technology and Product for the Field which was not previously disclosed; provided, that Miravant shall only be required to disclose such information to P&U AB as is necessary for P&U AB to fulfill its obligations under this Agreement. All information disclosed by one party to the other under this Section 9.2 shall be deemed "Confidential Information" and treated as provided in Section 9.3 hereof. P&U AB shall disclose to Miravant, or Miravant shall have access to, information developed by P&U AB related to Product including, but not limited to, the NDA's and other regulatory data including clinical data and investigators' reports, applications and licenses.

     9.3 Confidential Information. Unless otherwise mutually agreed to by the parties, the parties agree to maintain in confidence all Confidential Information disclosed to the other pursuant to Section 9.2 and shall not, during the term of this Agreement and for a period of five (5) years thereafter, use such Confidential Information, except as permitted by this Agreement or disclose the same to anyone other than those of its officers, directors, employees, Affiliates and Sublicensees to the extent necessary in connections with either party's activities as contemplated in this Agreement. Each party shall use its reasonable efforts to ensure that its officers, directors, employees, Affiliates and Sublicensees do not disclose or make any unauthorized use of such Confidential Information.

     9.4 Limitations on Confidentiality. The obligation of confidentiality contained in Section 9.3 shall not apply to the extent that (i) a party is required to disclose information by applicable law, such as pursuant to Securities and Exchange Commission rules and regulations, or order of a governmental agency or a court of competent jurisdiction, (ii) a party can demonstrate that the disclosed information was, at the time of disclosure, already in the public domain other than as a result of actions or failure to act of a party, its officers, directors, employees, Affiliates and Sublicensees in violation hereof; (iii) the disclosed information was rightfully known by a party or its Affiliates or sublicensees (as shown by its written records) prior to the date of disclosure to the other party in connection with this Agreement; or (iv) the disclosed information was received by a party or its Affiliates or Sublicensees on an unrestricted basis from a third party source which is not the other party or an Affiliate of the other party and not under a duty of confidentiality, and which was rightfully known to said source.



                        ARTICLE 10 - TERM AND TERMINATION

     10.1 Term. Subject to the provisions of this Article 10, the term of this Agreement shall continue so long as P&U AB shall be obligated to pay royalties on the sale of any Product in the Territory.

     10.2 Termination for Breach. In the event either party shall materially breach any of the terms, conditions and agreements contained herein to be kept, observed and performed by it, then the other party may terminate this Agreement, at its option and without prejudice to any of its other legal and equitable rights and remedies, by giving the party which committed the breach sixty (60) days' notice of its intent to terminate, particularly specifying the breach, unless the notified party within such 60 day period shall have cured the breach. The 60 day period shall be extended for a period not exceeding an additional ninety (90) days for breaches which cannot be reasonably cured within the 60 day period if the party has commenced to cure the breach within that period.

     10.3 Termination by Bankruptcy. In the event either party shall file a voluntary petition or any answer admitting the jurisdiction of the Court and the material allegations of, or shall consent to, an involuntary petition pursuant to or purporting to be pursuant to any reorganization or insolvency law of any jurisdiction, or shall make an assignment of substantially all of its assets for the benefit of creditors, or shall apply for or consent to the appointment of a receiver or trustee of a substantial part of its property (such party, upon the occurrence of any such event, a "Bankrupt Party"), then to the extent permitted by law the other party hereto may thereafter immediately terminate this Agreement by giving notice of termination to the Bankrupt Party, unless the proceeding is dismissed within ninety (90) days of its filing.

     10.4 Effect of Termination. It is understood and agreed that the termination of this Agreement shall not affect the rights or obligations of the parties which (i) by the terms hereof, continue after the termination of this Agreement, or (ii) have accrued prior to such termination including, but not limited to, the rights of Miravant to receive any amounts then owing from P&U AB for royalties due hereunder, all of which amounts shall be immediately due and payable on such date.



                        ARTICLE 11 - PATENT INFRINGEMENT

     11.1 Infringement by Third Parties. If, during the term of this Agreement, either Miravant or P&U AB shall acquire knowledge or have reasonable cause to believe that any of the Patent Rights claiming a Product, or its use or manufacture, shall be infringed or used without authorization by any other person in the Territory, such party shall promptly notify the other of such knowledge. Miravant and P&U AB shall promptly meet to discuss the commercial impact of such third party infringement and the most efficient and expeditious manner to proceed against said third party.

     11.2 Initiation of Action by Miravant or P&U AB. Miravant may take all steps in its name which are necessary or advisable including, without limitation, the institution of any action or proceeding for the obtaining of damages or the enjoinment of any such infringement and to prosecute, settle, compromise or otherwise dispose of the same. Miravant shall be entitled to the full recovery of any money or other property collected by way of judgment, settlement (whether prior to or after the institution of any action or proceeding) or otherwise on any action initiated by Miravant. If Miravant does not commence such an action within one hundred eighty (180) days after a request to do so by P&U AB, then P&U AB may initiate an action or proceeding for the obtaining of damages or the enjoinment of any such infringement and to prosecute, settle, compromise or otherwise dispose of the same. P&U AB shall be entitled to the full recovery of any money or other property collected by way of judgment, settlement (whether prior to or after the institution of any action or proceeding) or otherwise on any action initiated by P&U AB. Each party agrees to reasonably cooperate with the other party in any legal proceeding and to pay all of its own costs taken pursuant to this Section 11.2.

     11.3 Claims Against P&U AB or Miravant. If any claim is made or action brought against P&U AB or Miravant based on the claim that P&U AB or Miravant is infringing any third party patent rights by virtue of the manufacture, use or sale of Product hereunder, P&U AB or Miravant shall promptly so notify the other. The parties shall then consult with each other as to the most efficient and reasonable course of action to take relative to such third party claim. Each party hereto shall pay its own expenses in defending any such third party claim. P&U AB shall solely be responsible for any trademark infringement claims and for all damages claimed against P&U and its Affiliates by any third party.

     11.4  Damages  Paid to Third  Party.  If, in any such action  described  in
Section 11.3, a court of competent jurisdiction determines that P&U AB or Miravant is obligated to pay damages to any third person (excluding trademark claims) because P&U AB or Miravant's manufacture, use or sale of a Product was held to be an infringement of a third party right, *****.

     11.5 Reduction of Royalties. In the event the legal proceedings described in Section 11.3 result in a settlement or other final action which requires P&U AB to pay a royalty to a third party in order to continue to use or sell Product, the royalty paid by P&U AB to Miravant for such Product shall be reduced by an amount equal to ***** of the rate of the royalty that P&U AB is required to pay to such third party, not to exceed ***** of the royalties which would otherwise be payable to Miravant.



                          ARTICLE 12 - INDEMNIFICATION

     12.1 Indemnification. Except for matters relating to indemnification for infringement of intellectual property rights, as to which Article 11 shall be the sole and exclusive provisions, each party to this Agreement shall indemnify and hold the other party hereto harmless from and against any and all action, causes of action, claims, demands, suits, controversies, damages, verdicts, judgments, executions and all cost and expenses in connection therewith including, but not limited to, reasonable attorneys' fees, whether or not well founded in fact or in law, brought or claimed by any third persons, which and to the extent thereof shall arise from any breach of this Agreement by, or from the negligent acts or omissions of, the indemnifying party under this Agreement (a "Liability").

***** Confidential Treatment Requested

     12.2 Notice of Defense of Actions. Each party shall give the other prompt notice of any potential Liability, and promptly after receipt by a party claiming indemnification under this Section 12.2 of notice of the commencement of any action, such indemnified party will notify the indemnifying party of the commencement of the action and generally summarize such action. The indemnifying party shall have the right to participate in and to assume the defense of such action with counsel of its choosing. An indemnifying party shall not have the right to direct the defense of such an action of an indemnified party if counsel to such indemnified party has reasonably concluded that there may be defenses available to it that are different from or additional to those available to the indemnifying party; provided, that in such event, the indemnifying party shall bear the fees and expenses of separate counsel reasonably satisfactory to the indemnifying party. The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to the ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 12.2, but the omission so to notify the indemnifying party will not relieve such party of any liability that such party may have to any indemnified party otherwise than under this Section. No settlement of any claim or action may be made without the consent of the indemnifying party (which shall not be unreasonably withheld or delayed).



                       ARTICLE 13 - RESOLUTION OF DISPUTES

     13.1 Resolution of Disputes by Parties' Presidents. The parties recognize that a bona fide dispute as to certain matters may from time to time arise during the term of this Agreement which relate to either party's rights or obligations hereunder. In the event of the occurrence of such a dispute, either party may, by written notice to the other, have such dispute referred to their respective officer designated below or their successors, for attempted resolution by good faith negotiations within sixty (60) days after such notice is received. Said designated officers are as follows:

     For Miravant - President

     For P&U - Managing Director

     In the event the designated officers are not able to resolve such dispute within such sixty (60) day period, any party may invoke the provisions in
Section 13.2 below, other than for matters within the scope of the Operating Committee or the Steering Committee.

     13.2 Arbitration. Except as expressly provided in Section 13.1, any and all disputes arising out of or in connection with the performance of this Agreement shall be finally settled by arbitration in accordance with the rules of the American Arbitration Association, except that each party will be entitled to select one (1) arbitrator and the two (2) arbitrators so selected shall select a third arbitrator and if they cannot agree, then the third arbitrator who shall not be a citizen of the United States or of Sweden, will be selected by the American Arbitration Association. The arbitration shall be held in New York, New York. The award rendered shall be final and binding upon the parties. Judgment on any award may be entered in any court having jurisdiction over the parties or their assets. To the extent any claims relate to the validity, construction, scope, enforceability or infringement of any Patent Rights, such claim shall not be required to be submitted to arbitration hereunder and shall be resolved by a court of competent jurisdiction. The costs of arbitration shall be shared equally by the parties.



                           ARTICLE 14 - MISCELLANEOUS

     14.1 Force Majeure. Neither P&U AB nor Miravant shall be in default under this Agreement nor liable for any failure to perform or for delay in performance resulting from any cause beyond its reasonable control or due to compliance with any regulations, order or act of any federal, provincial, state or municipal government, or any department or agency thereof, civil or military authority, acts of God, fires, floods or weather; strikes or lockouts; factory shutdowns, embargoes, wars, hostilities or riots.

     14.2 Taxes. Each of the parties hereto shall be responsible for its own taxes imposed as a result of the performance by such party under this Agreement including, but not restricted to, any sales tax, any tax on or measured by any royalty or other payment required to be made by it hereunder, any registration tax, any tax imposed with respect to the granting of or transfer of licenses or other rights hereunder or the payment or receipt of royalties hereunder. For the avoidance of any doubt, it is agreed that any withholding tax levied on a payment required to be made pursuant to this Agreement, shall be the responsibility of the party receiving such payment. The parties shall cooperate fully with each other in obtaining and filing all requisite certificates and documents with the appropriate authorities and shall use their best efforts to take such further action as may reasonably be necessary to avoid the deduction of any withholding or similar taxes from any remittance of funds by P&U AB to Miravant hereunder; provided, that P&U AB may withhold any tax it is required to collect or pay on behalf of Miravant.

     14.3 Notices. All notices, proposals, submissions, offers, approvals, agreements, elections, consents, acceptances, waivers, reports, plans, requests, instructions and other communications required or permitted to be made or given hereunder (all of the foregoing hereinafter collectively referred to as "Communications") shall be in writing, in the English language, and shall be deemed to have been duly made or given when (i) delivered personally with receipt acknowledged, (ii) mailed in any post office, enclosed in a registered or certified postage-paid envelope, return receipt requested, (iii) sent by facsimile, telex or cablegram (which shall promptly be confirmed by a writing sent by registered or certified mail, return receipt requested) or (iv) sent by a recognized courier (e.g. DHL, Federal Express, etc.), in each case addressed or sent to the parties at the following addresses and facsimile numbers or to such other or additional address or facsimile number as any party shall hereafter specify by Communication to the other party:

         P&U AB:                                     Pharmacia & Upjohn AB
                                                     Lindhagensgatan 133
                                                     S-112 87  STOCKHOLM
                                                     SWEDEN
                                                     Attention: General Counsel
                                                     Fax: +46 8 695 47 08

         With a copy to:                             James F. Farrington, Jr.
                                                     Wiggin & Dana
                                                     301 Tresser Blvd.
                                                     Stamford, CT 06901
                                                     USA
                                                     Fax: +1 203 363 7676

         Miravant:                                   Miravant, Inc.
                                                     7408 Hollister Avenue
                                                     Santa Barbara, CA  93117
                                                     U.S.A.
                                                     Attn: President
                                                     Fax # 805-685-2959

         With a copy to:                             Nida & Maloney, P.C.
                                                     800 Anacapa Street
                                                     Santa Barbara, CA  93101
                                                     U.S.A.
                                                     Attn: Joseph E. Nida
                                                     Fax # 805-568-1955

Notice of a change of address shall be deemed given when actually received. All other Communications shall be deemed to have been given, received and dated on the earlier of: (i) when actually received or on the date when delivered personally or (ii) one (1) day after being sent by facsimile, cable, telex (each promptly confirmed by a writing as aforesaid) or courier and seven (7) business days after mailing.

     14.4 Relationship. The relationship between the parties shall be governed by the terms of this Agreement and shall not extend to other activities, transactions or contracts. Neither party hereto is in any way the agent, venturer of partner of the other party.

     14.5 Governing Law. The provisions of this Agreement shall be governed in all respects by the laws of New York without regard to conflicts of laws principles.

     14.6 Other Instruments. The parties hereto covenant and agree that they will execute such other and further instruments and documents as may become reasonably necessary or convenient to effectuate and carry out the provisions of this Agreement or may be reasonably requested by the other party.

     14.7 Legal Construction. In case any one or more of the provisions contained in this Agreement shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision which shall be a reasonable substitute for such invalid and unenforceable provision in light of the tenor of this Agreement and, upon so agreeing, shall incorporate such substitute provision in this Agreement.

     14.8 Entire Agreement, Modification, Consents and Waivers. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and no interpretation, change, termination or waiver of or extension of time for performance under any provision of this Agreement shall be binding upon any party, unless in writing and signed by the party intended to be bound thereby. Receipt by any party of money or other consideration due under this Agreement, with or without knowledge of breach, shall not constitute a waiver of such breach or any provision of this Agreement. Except as otherwise provided in this Agreement, no waiver of or other failure to exercise any right under or default or extension of time for performance under any provision of this Agreement shall affect the right of any party to exercise any subsequent right under any provision of this Agreement or otherwise enforce said provision or any other provision hereof or to exercise any right or remedy in the event of any other default, whether or not similar.

     14.9 Agreements Read as a Whole. In order to accomplish the objective of the Strategic Plan as outlined in Section 4.1 the parties have entered into three (3) agreements which are:

     Amended and Restated Ophthalmology Development and License Agreement, dated the date hereof.

     Product Supply Agreement, dated July 1, 1995, as amended; and

     SNET2 Device Supply Agreement for Ophthalmology, dated December 20, 1996.

It is the intent of the parties that the terms of these Agreements be read as a whole and as being consistent with one another. In the event of an inconsistency between the terms of any of the Agreements, which significantly impacts the parties' ability to carry out the Strategic Plan, such inconsistency shall be resolved by the Operating Committee. In the event the Operating Committee cannot resolve such inconsistent term, the matter shall be referred to the Steering Committee for resolution pursuant to Section 4.2.

     14.10 Section Headings; Construction. The section headings and titles contained herein are each for reference only and shall not be deemed to affect the meaning or interpretation of this Agreement. The singular shall include the plural, the conjunctive shall include the disjunctive and the masculine gender shall include the feminine and neuter, and vice versa, unless the context otherwise requires.

     14.11 Amendment. This Agreement may only be amended in writing by an agreement designated as an amendment and executed by the parties hereto.

     14.12 Survival. Articles 9 and 12 shall survive the expiration or termination of this Agreement.



                     ARTICLE 15 - BINDING EFFECT: ASSIGNMENT

     15.1 Binding Effect and Assignment. This Agreement shall inure to the benefit of and be binding upon each of the parties hereto and their respective successors and assigns. Neither this Agreement, nor any of the rights and obligations under this Agreement, may be assigned, transferred or otherwise disposed of by either party without the prior consent of the other party, unless such assignment, transfer or disposition is to a successor to substantially all the business or assets of the transferor; provided, that, such successor shall in any event agree in writing with the other party to assume all obligations of the transferor under this Agreement in a manner satisfactory to the other party. Subject to the foregoing limitations, the Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties.

     15.2 Right to Seek Assurance. In the event all or substantially all of the assets of either P&U AB or Miravant are acquired by a third party, the non-acquired party shall have the right pursuant to Section 15.1 to receive a written assurance from such third party that the third party intends to faithfully perform all of the duties and obligations of the acquired party set forth in this Agreement. The acquired party shall take all action necessary to enable the non-acquired party to obtain such written assurance.



     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate by their respective officer thereunder duly authorized as of the date first hereinabove written.

MIRAVANT MEDICAL TECHNOLOGIES                     PHARMACIA & UPJOHN AB


By:  /S/                                          By:  /S/
     ---------------------------------                 -------------------------
     Gary S. Kledzik, Chairman of the Board       Title: _______________________
     Officer and Chief Executive Officer

                                                  By:  /S/
                                                       -------------------------
                                                  Title: _______________________

                                  SCHEDULE 1.15



                               Major Indications.



                                      *****


***** Confidential Treatment Requested

                                  SCHEDULE 1.16





                               Minor Indications.





                                      *****





***** Confidential Treatment Requested

                                  SCHEDULE 1.22



                               Other Indications.



                                     *****



***** Confidential Treatment Requested

                                  SCHEDULE 3.3







                                 Key Countries.



                                  *****

***** Confidential Treatment Requested